POWER OF ATTORNEY (Section 16 Filings) Know all by these presents that the undersigned hereby constitutes and appoints each of John Symington and Victoria Hay, signing singly, the undersigned's true and lawful attorney-in-fact to: l . Execute for and on behalf of the undersigned, in the undersigned's capacity as an officer or director of Nauticus Robotics, Inc. ("Nauticus"), Forms 3, 4 and 5 in accordance with Section l 6(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder; 2. Prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the United States Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessa1y or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder; 3. Do and perform any and all acts for and behalf of the undersigned which may be necessary or desirable to complete and execute and such Form 3, 4 or 5, or complete and execute any amendment or amendments t hereto and timely file such form with the SEC and any national quotation system, national securities exchange or similar authority; and 4. Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in-fact may approve in such attorney-in-fact's discretion. The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is Nauticus assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by Nauticus, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact. Dated: March Ji 2025 SWORN � UBSCRIBED BEFORE ME ON THIS ( \ 20_:l,.) NOTARY PUBLIC Printed Name: iv \X\[\id \M(_Q My Commission Expires: 7 \ .\\L{__ \ By� Name: Robert Douglas Christ BRITNEY DUKE f Notary Public f1: State of Louisiana Notary 10 # 166423 ,__.,.. __ ,;.;M.;,:Y..;C;;,;o ;,;,;m,;;;m;,;,;l•;,;s;;io;,:.n;.;ls�f�o�r L:;,;i�fe ... )